Freeport-McMoRan Copper & Gold Inc.

Confirms Request for Information about Copper Concentrate Industry

NEW ORLEANS, LA, May 13, 2003 -- Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) confirms that it has received a Grand Jury subpoena for the production of documents in connection with an anti-trust investigation of the copper concentrate industry.  FCX expects to cooperate fully with the investigation.

FCX explores for, develops, mines and processes ore containing copper, gold and silver in Indonesia, and smelts and refines copper concentrates in Spain and Indonesia.

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